                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              HOME PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

                                   16-1455126
                      (I.R.S. Employer Identification No.)

                               850 Clinton Square
                            Rochester, New York 14604
                                 (585) 546-4900
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Ann M. McCormick, Esq.
                       Executive Vice President, Secretary
                               and General Counsel
                              Home Properties, Inc.
                               850 Clinton Square
                            Rochester, New York 14604
                                 (585) 546-4900
                            Facsimile (585) 232-3147
    (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                   Copies to:

                           Deborah McLean Quinn, Esq.
                                Nixon Peabody LLP
                               1300 Clinton Square
                            Rochester, New York 14604
                                 (585) 263-1307
                            Facsimile (866) 947-0724

Approximate  date  of  commencement  of  proposed  sale  to  public:  As soon as practicable after this Registration Statement becomes effective.

If only securities  being  registered on this Form are being offered pursuant to
dividend or interest reinvestment plans, please check the following box. |X|

If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities  Act of
1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933,  please check the following box and list the Securities Act of 1933 registration statement number of the earlier
registration statement for the same offering. |_|

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration statement number of the earlier registration statement for the same
offering. |_|

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective  amendment thereto that shall become effective upon filing with the  Commission  pursuant to Rule 462(e)  under the  Securities  Act,  check the
following box. |X|

If this Form is a post-effective  amendment to a registration
statement  filed  pursuant  to  General   Instruction  I.D.  filed  to  register
additional  securities  or  additional  classes of  securities  pursuant to Rule
413(b) under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------
   Title of each      Amount to be     Proposed maximum     Proposed maximum        Amount of
class of securities    registered     offering price per   aggregate offering   registration fee
  to be registered                          share*                price
------------------------------------------------------------------------------------------------
Common Stock,          3,000,000           $57.295            $171,885,000          $18,392
$.01 Par Value           shares
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

*    Estimated  solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the  Securities Act of 1933 and based upon the average of the high and low  prices  reported  on the New York  Stock  Exchange  on
     September 18, 2006 of $57.295.

Prospectus

                              Home Properties, Inc.

              Dividend Reinvestment and Direct Stock Purchase Plan

                        3,000,000 Shares of Common Stock

     Home Properties, Inc. Dividend Reinvestment and Direct Stock Purchase Plan,
referred  to  herein as the  Plan,  provides  holders  of our  common  stock and individuals or entities who are not currently  stockholders  (depending on legal residence) with a convenient method of purchasing our common stock.

     Home Properties is a publicly-traded company which files publicly available reports with the U.S. Securities and Exchange Commission.  Our shares are traded on the New York Stock Exchange under the ticker symbol HME. The closing price of the common stock on September [ ], 2006, was $[ ] per share.  Investment in Home
Properties'  common stock involves  certain risks  including  those described on page 2. The Plan allows a participant to elect to:

     o    Increase ownership through monthly optional cash purchases

     o    Automatically   reinvest   quarterly   dividends  and/or   partnership
          distributions

     o    Transfer shares and move your money electronically

     o    Own stock without receiving certificates

     This  prospectus  describes the terms and conditions of the Plan and should be retained for future reference.

     NEITHER THE  SECURITIES AND EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES
COMMISSION HAS APPROVED OR  DISAPPROVED  OF THESE  SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                               The date of this prospectus is September 20, 2006

                     SPECIAL NOTE REGARDING THIS PROSPECTUS

     This  prospectus is part of a registration  statement  filed by us with the
Securities and Exchange  Commission.  You should read this  prospectus  together with  the  additional  information  described  under  the  headings  "Additional
Information" and  "Incorporation  of Certain Documents By Reference." You should rely only on the  information  incorporated  by  reference  or  provided in this prospectus.

     You should not assume that the  information in this  prospectus is accurate as of any  date  other  than the date on the  front  of this  prospectus.  Other information  filed  by  us  with  the  Securities  and  Exchange  Commission  is incorporated  into this  prospectus  by  reference.  You should  assume that the reports and  documents  incorporated  by reference are accurate only as of their respective dates. Our business, financial condition, results of operations, risk factors and forward-looking information may have changed since these dates.

     Documents  which are exhibits to or  incorporated  by  reference  into this
prospectus   and   the   reports   incorporated   by   reference   may   contain
representations,  warrantees and agreements.  Those representations,  warranties and  agreements  were  made  solely  for the  benefit  of the  parties  to those documents and may be subject to  qualifications  and limitations,  and are not a representation, warranty or agreement for your benefit.

     The  following  information  should  be read in  conjunction  with the more detailed  information  included  elsewhere in this  prospectus  or  incorporated herein  by  reference.  References  to "Home  Properties,"  "we" or "us" in this prospectus  mean,  except as the context  otherwise  requires,  Home Properties,
Inc.,  a  Maryland  corporation,  Home  Properties,  L.P.,  a New  York  limited partnership  (the "Operating  Partnership"),  Home Properties I, LLC, a New York
limited  liability  company,   Home  Properties  Trust,  a  Maryland  trust,  HP
Management,  Inc., a Maryland  corporation,  Home Properties  Resident Services,
Inc., a Maryland corporation, and all other subsidiaries of Home Properties on a consolidated basis.

                                 HOME PROPERTIES

     We are a self-administered and self-managed real estate investment trust, a
REIT. We own, operate, acquire and rehabilitate apartment communities, primarily in select Northeast, Mid-Atlantic and Southeast Florida markets. Our communities are predominately suburban garden-style apartments.  Currently,  Home Properties operates 142 communities  containing  42,878 apartment  units. Of these,  39,309 units in 137 communities are owned directly by us; 868 units are partially owned and  managed by us as general  partner,  and 2,701  units are  managed for other owners.

     We  were   incorporated  in  November 1993   as  a  Maryland   corporation.
Headquartered in Rochester,  New York, Home Properties and its predecessors have operated  multifamily  properties since 1967. We are the general partner of Home
Properties, L.P., a New York limited partnership,  through which we own, acquire and operate  most of our market rate  apartments.  We  frequently  refer to Home
Properties, L.P. as the "Operating Partnership". Certain of our activities, such as  residential  property  management  for others,  development  activities  and construction,  development and redevelopment services are carried on through two wholly-owned  subsidiaries:  Home Properties Management Inc. and Home Properties
Resident Services, Inc.

     Our  principal   executive  offices  are  located  at  850 Clinton  Square,
Rochester, New York 14604. Our telephone number is (585) 246-4900.

                                  RISK FACTORS

     Investing in our common stock  involves  risks that could affect us and our business as well as our industry in general.  Please carefully consider the risk factors discussed in our periodic reports filed with the Securities and Exchange
Commission (the "SEC"),  which are incorporated by reference in this prospectus, as well as other  information  we include or  incorporate  by  reference in this prospectus. Additional risks and uncertainties not presently known to us or that we currently  deem  immaterial  may also impair our business  operations  or may prove to be important in the future.

                                 USE OF PROCEEDS

     Proceeds  from any newly issued shares of common stock  purchased  directly from us under the Plan will be available for general corporate purposes. We have no basis for  estimating  either the numbers of shares of common stock that will ultimately be purchased  directly from us, if any,  under the Plan or the prices at which such shares will be sold. If the Plan Administrator purchases shares of common  stock in the open  market  under  the  Plan,  we will  not  receive  any proceeds.

     DETAILS ABOUT THE DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

Purpose of the Plan

     The Home Properties  Dividend  Reinvestment  and Direct Stock Purchase Plan
(the "Plan") was established to promote  long-term  ownership in Home Properties and is designed to give our shareholders, residents, employees, limited partners and others a simple,  convenient, and economical way to purchase Home Properties common stock.

     We have  periodically  revised  the Plan to  provide  new  features,  amend existing features and to clarify it. If you have previously  participated in the
Plan, you may  participate in its amended  version without any further action on your part.

     Please read this Prospectus and the other information referred to carefully before you invest.  If you require an  additional  Plan  Prospectus,  enrollment form, or further  assistance,  simply contact us or the Plan's  Administrator at the address set forth at the end of this Prospectus.

         Home Properties' and the Plan Administrator's Responsibilities

     Mellon Bank, N.A. (the "Plan Administrator") administers the Plan.
Certain  administrative  support will be provided to the Plan  Administrator  by
Mellon Investor Services, a registered transfer agent, or Mellon Securities LLC, an affiliate of the Plan Administrator and a registered broker-dealer.

     The Plan  Administrator,  along with its  affiliates,  purchases  and holds shares of stock for Plan  participants,  keeps records,  mails  statements,  and performs other duties required by the Plan.

     Neither Home Properties nor the Plan  Administrator  is liable for any act, or for any  failure to act,  as long as we make good faith  efforts to carry out the terms of the Plan as  described  in this  Prospectus  and on the forms  that accompany  each  investment or activity.  This release from  liability  does not apply to violation of federal securities laws.

     Neither Home  Properties  nor the Plan  Administrator  promises a profit or protects against a loss on the common stock purchased under the Plan.

Dividends Paid by Home Properties

     Home  Properties  normally pays  dividends  four times a year, in February,
May,  August and November.  To receive a dividend,  you must be a shareholder on the  applicable  record  dates,  which are  approximately  ten days prior to the dividend payment dates. Dividends are declared by the Board of Directors.

Plan Service Fees

     The  following  fees  will  be  paid  to the  Plan  Administrator  by  Plan participants:

     Optional Cash Purchase of Shares (Initial):
     By check, money order or debit                 $15.00

     Optional Cash Purchase of Shares (Subsequent):
     By check or money order                        $  5.00
     By pre-authorized debit from bank account      $  2.00

     Trading Fees (for all market purchase
        investments)                                $  0.06 per share

     Sale of Shares of Common Stock:                $15.00 plus $0.12 per share

     In  addition,  the  Plan  Administrator  will  charge a fee of  $35.00  for insufficient funds or rejected automatic debits. There are no fees for the share safekeeping service.

     Home  Properties  will pay the Plan  Administrator  fees in connection with dividend reinvestments and optional cash purchases made by employees by means of payroll deduction.

     In all  other  cases,  Plan  Administrator  fees,  including  trading  fees incurred in connection with Plan purchases of shares of common stock in the open market will be added to and considered part of the purchase price of such shares and service fees will be deducted from investment funds.

     When  shares  of  Home  Properties'  common  stock  are  sold  by the  Plan
Administrator  for a participant,  the  participant  will be responsible for any trading fees,  expenses,  service charges or other expenses incurred pursuant to the sale of such shares of common stock.

Who May Participate

     All U.S.  citizens are  eligible to join the Plan,  whether or not they are currently Home Properties shareholders.

     Foreign citizens are eligible to participate as long as their participation does not violate any laws in their home countries.

How to Enroll

     Join the Plan at any time on-line through  Investor  ServiceDirect(R).  New investors establish a Personal Identification Number (PIN) when setting up their account.  To access  Investor  ServiceDirect  please  visit the Mellon  Investor
Services website at www.melloninvestor.com.  Your initial investment can be made via  on-line  enrollment  by  authorizing  a one-time  deduction  from your bank account, or by opening your account on-line and sending your initial investment.

     Alternatively you may enroll by completing an Enrollment Form and returning it to the Plan Administrator.  If you own shares in a brokerage account, request the broker to enroll you,  or you may direct your broker to register  all or any number of whole shares in your own name through the Direct  Registration  System so you can participate as a registered owner as indicated above.

     If you are already a Home  Properties  shareholder of record and would like to begin  making  optional  cash  purchases  or switch your  account to dividend reinvestment,  you  may  do  so  online  at  www.melloninvestor,com/isd  through
Investor  ServiceDirect.  Simply type in your  Investor  ID and PIN  (first-time users will need to "Establish Pin" first).  If you have forgotten your password, call (877)  978-7778  to have it reset.  Be sure to select one of the  following investment options when enrolling.

Investment Options

Dividend Reinvestment

     If you are a shareholder  of record  owning fewer than 100 shares,  you can choose to fully  reinvest your quarterly  dividend.  You will have full Internet access to your account and you will receive an annual statement detailing all of your transactions for the year along with 1099-DIV tax reporting information. If you are a  shareholder  of record  owning 100  shares or more,  you may elect to reinvest all or part of your  dividends.  You will also have the  convenience of access to your account over the  Internet  and will  receive  quarterly  account statements. As a participant, the dividends payable on your participating shares will  purchase  additional  shares of common  stock at the Plan  Purchase  Price
(defined  later).  Your reinvested  dividends will purchase whole and fractional shares, computed to four decimal places.

Optional Cash Purchase

     As a Plan  participant,  you may  elect  to make  optional  cash  purchases whether  or not you are  reinvesting  dividends.  The  Plan  Administrator  will initiate an investment at least once every five business days. You will purchase whole and  fractional  shares,  computed to four  decimal  places.  You will not receive interest on optional cash funds held pending a purchase.  Dividends paid on shares that are  purchased  for your account with optional cash payments will be  reinvested  automatically  in Home  Properties'  common  stock,  unless  you instruct the Plan Administrator otherwise.

Investment Amounts

     If you are not a Home  Properties  shareholder  of record or employee,  you must invest at least $1,000 initially.  If you are a Home Properties shareholder of record or employee participating by means of payroll deduction,  your initial investment can be as little as $50.

     After the initial investment, participants can make optional cash purchases for a minimum of $50 up to a maximum of $10,000 per month.  For purposes of this
$10,000  limitation,  Home  Properties  reserves the right to aggregate all cash purchases  from any  participant  with more than one Plan account using the same name,  address  or  social  security/taxpayer  identification  number.  Also for purposes of this $10,000  limitation,  all Plan  accounts  that Home  Properties believes to be under common  control or  management  or to have common  ultimate beneficial ownership may be aggregated.

How to Make an Optional Cash Payment or an Automatic  Optional Cash Payment from
Your Bank Account

     Make an  optional  cash  payment by sending a check or money  order,  or by authorizing  the Plan  Administrator  to  automatically  withdraw from your bank account.  Do not  send  cash to the Plan  Administrator.  If you pay by check or money order,  please use the transaction stub located on the bottom of your Plan statement, make your check or money order payable to Mellon Bank/HME and mail to the Plan  Administrator's  address. To authorize individual or monthly automatic
deductions   from  your  bank  account,   logon  to  your  account  in  Investor
ServiceDirect, or complete the appropriate section of the Enrollment Form.

The Source of Plan Shares and Use of Proceeds

     Home  Properties  common  stock is  either  purchased  directly  from  Home
Properties  or is  purchased by the Plan  Administrator  in open  trading.  Home
Properties designates the source of the shares but cannot change the source more than once every three  months and only if  required by law or for another  valid reason.  Proceeds  received by Home Properties from direct sale of shares to the
Plan will be used for general  corporate  purposes.  Share purchases in the open market can be made on any exchange where Home Properties  common stock is traded or through  negotiated  transactions,  on such  terms as the Plan  Administrator determines.  Neither Home Properties nor any participant will have the authority to direct the date,  time or price at which  shares may be purchased by the Plan
Administrator.

The Purchase Date

     Home  Properties  typically pays dividends on a quarterly  basis.  If these dividends  are used to purchase new shares  directly from Home  Properties,  the
Plan  Administrator will reinvest dividends on the applicable date on which Home
Properties  pays dividends (or a Dividend  Payment Date). If these dividends are used to acquire shares  through open market  purchases,  the Plan  Administrator will purchase all shares within thirty days of the applicable  Dividend  Payment
Date. If the dividends are not able to be fully invested  within this thirty day period,  dividends will be distributed in full,  without  interest,  by the Plan
Administrator to the stockholders participating in the Plan.

     Funds for  optional  cash  purchases  of less than $10,000 per month may be deposited  into your Plan account at any time and will be used to acquire shares at least once every five business days (or a Cash Purchase  Investment Date). If these funds deposited during a particular  investment period are used to acquire new shares directly from Home Properties, they will be invested on the next Cash
Purchase Investment Date. If these funds are used to acquire shares through open market purchases,  the Plan Administrator will purchase all shares within thirty days of the next Cash Purchase  Investment Date. If funds deposited for optional cash purchases are not able to be fully invested  within this thirty day period, the funds will be returned in full, without interest,  by the Plan Administrator to the applicable stockholders and/or new investors.

The Plan Purchase Price

     The Plan Purchase Price for shares purchased  directly from Home Properties with  reinvested cash dividends or optional cash payments will be the average of the daily high and low trading prices,  computed up to seven decimal places,  if necessary,  of Home Properties common stock on the applicable purchase date. For shares purchased by the Plan  Administrator in open trading with reinvested cash dividends or optional  cash  payments,  the purchase  price will be the weighted average price paid by the Plan  Administrator for all shares purchased by it for participants with the invested funds on the applicable purchase date,  including all trading fees and service charges.

Waiver Purchase

Optional Cash Purchase in excess of $10,000 per month

     Home Properties considers requests for optional cash purchases greater than
$10,000  per month on a  month-by-month  basis and  approves  requests  based on various corporate factors and market conditions.  Waiver purchases may be denied by Home Properties for any reason and require a signed Request for Waiver Form.

     If a request for waiver is approved, the price of shares purchased pursuant to the request for waiver will be determined  using a pricing period of not less than one but not  more  than  ten  trading  days as  determined  by the  Company commencing on a date set by us.  Optional  cash payments or initial  investments made  pursuant to a request  for waiver  will be used to purchase  shares of our common stock as soon as  practicable  on or after the business day following the last  day  of the  pricing  period.  This  date  is  referred  to as the  waiver investment date. The Plan Administrator will apply all good funds received on or before the last business day before the pricing  period to purchase of shares of our common stock. Funds received after this date will be returned to you.

     For purposes of  determining  the price per share on the waiver  investment date,  the price will be equal to the average of the high and low sale prices of our shares,  computed up to seven decimal places, if necessary, as quoted on the
New York Stock Exchange,  for the applicable trading days immediately  preceding the waiver investment date. The purchase price on any waiver investment date may be reduced by the waiver discount, if any.

     For any  pricing  period,  we may  establish a minimum  purchase  price per share, referred to as the threshold price,  applicable to optional cash payments and initial  investments  made  pursuant  to a request for waiver.  At least two business days prior to the first day of the applicable  pricing period,  we will decide whether to establish a threshold  price,  and if so, its amount.  We will notify the Plan  Administrator  as to the amount of the threshold price, if any.
We will make this  determination  at our  discretion  after a review of  current market  conditions,  the  level of  participation  in the Plan and  current  and projected capital needs.

     If a threshold  price is  established  for any pricing  period,  it will be fixed as a dollar amount that the average of the high and low sale prices of our common  stock as quoted on the New York  Stock  Exchange  for each  trading  day during the  applicable  pricing  period must equal or exceed (not adjusted for a waiver discount, if any). In the event that the threshold price is not satisfied for a trading day in the pricing period,  then that trading day will be excluded from the  pricing  period and all  trading  prices for that  trading day will be excluded from the  determination  of the purchase  price.  In addition,  we will exclude  from the  pricing  period and from the  determination  of the  purchase price,  any trading  day in which no trades of common  stock are made on the New
York Stock Exchange.  Thus, for example,  for a five-day pricing period,  if the threshold  price is not  satisfied or no trades of our common stock are reported for one of the five trading days in the pricing period,  then the purchase price will be based on the remaining four trading days in which the threshold price is satisfied.

     In addition,  a portion of each optional cash payment or initial investment will be returned for each trading day of a pricing period in which the threshold price is not  satisfied or for each trading day in which no trades of our common stock are reported on the New York Stock  Exchange.  The amount returned will be equal to a pro rata  portion  of the  amount of the  optional  cash  payment  or initial  investment  (not just the amount in excess of $10,000) for each trading day that the  threshold  price is not  satisfied  or in which no  trades  of our common stock are reported.  For example,  for a five-day pricing period,  if the threshold  price is not  satisfied or no trades of our common stock are reported for one of the five trading days in the pricing period, then 1/5 (or 20%) of the optional cash payment or initial investment will be returned without interest.

     The  establishment  of the  threshold  price and the  possible  return of a portion  of an  optional  cash  payment or initial  investment  applies  only to optional  cash payments and initial  investments  made pursuant to a request for waiver.  Setting a  threshold  price for a pricing  period  will not  affect the setting of a threshold price for a subsequent  pricing period.  We may waive our right to set a threshold price for any pricing  period.  Neither we nor the Plan
Administrator  is  required  to provide  you with any  written  notice as to the threshold price for any pricing period. You may contact the Plan Administrator's
Waiver  Department  at  201-680-5300  to find out if a threshold  price has been fixed or waived for any given pricing period.

     For each pricing period,  we may establish a discount from the market price applicable to optional cash payments and initial  investments made pursuant to a request for waiver.  This waiver  discount,  if any, will range from 0% to 5% of the  purchase  price  determined  by the  pricing  period  and may vary for each pricing  period.  The waiver  discount,  if any, will be established at our sole
discretion  after  a  review  of  current  market   conditions,   the  level  of
participation  in the Plan, the  attractiveness  of obtaining  additional  funds through the sale of our common  stock as compared to other  sources of funds and current and projected  capital needs. You may obtain  information  regarding the maximum waiver discount,  if any, by contacting the Plan Administrator's  Waiver
Department at 201-680-5300.  Setting a waiver discount for a particular  pricing period  will not affect  the  setting of a waiver  discount  for any  subsequent pricing period.  The waiver  discount,  if any, will apply only to optional cash payments and initial investments in excess of $10,000.  The waiver discount will apply to the entire optional cash payment or initial investment made pursuant to a waiver and not just the portion in excess of $10,000.

     We only will establish a threshold price or waiver discount for shares that are purchased directly from us.

     You may obtain a Request for Waiver Form and information about any discount by contacting the Plan  Administrator  at  201-680-5300.  Completed  Request for
Waiver Forms should be faxed to the Plan Administrator at 201-680-4688, no later than three business days prior to the applicable Waiver Investment Date.

Tracking Your Investment in the Plan

     If you own 100 shares or more and you participate in dividend reinvestment, the Plan Administrator  mails you a quarterly  statement showing all transaction details for your account including  year-to-date and other  information.  If you own fewer than 100 shares and you elect to fully  reinvest your  dividends,  the
Plan Administrator  mails you an annual statement detailing all transactions for the year. The Plan Administrator  sends supplemental  statements or notices when you make an initial or optional  cash purchase or a deposit,  transfer,  sale or withdrawal of shares.  If you do not participate in dividend  reinvestment,  you receive a statement or notice  confirming  any  transaction  you make. An annual statement of your holdings is sent even if there was no activity during the year in your account.

     You can also access your Plan account  statement  through  Mellon  Investor
Services' on-line program,  MLinksm.  Convenient and easy on-line access to your shareowner  communications  is only a click  away.  Besides  your  Plan  account statements,  you  may  access  your  1099  tax  documents,  notification  of ACH transmissions,  transaction  advices,  annual  meeting  materials  and  selected correspondence on-line.

     Enrollment is simple and quick.  Logon to Investor  ServiceDirect(R)to enjoy the many benefits MLinksm offers, including:

     o    Faster delivery of important documents

     o    Electronic notification of account activity via email

     o    Secure access to your mailbox 24 hours a day, 7 days a week

     o    Convenience of managing your documents - view, print, download

     Please visit www.melloninvestor.com/ISD for more information.

     If  the  address  on  your  account   changes,   please   notify  the  Plan
Administrator  either in writing or online by following  the above  instructions and then clicking "Manage Account Info," then "Edit Account Address."

     Remember to save your account  statements,  along with this  Prospectus and other pertinent tax information related to Home Properties Dividend Reinvestment and Direct Stock Purchase Plan, to establish the cost basis of your common stock purchased in the Plan.

Safekeeping Your Stock Certificates

     Shares of Home  Properties  common  stock that you purchase in the Plan are maintained in your Plan account for  safekeeping in book-entry  form. You do not receive a certificate  for those shares unless you request one. You do receive a periodic statement detailing the status of your holdings.

     Any Home Properties  shareholder may use the Plan's safekeeping service for other Home Properties stock certificates. Safekeeping is beneficial since you do not bear the risk and cost  associated  with the loss,  theft, or destruction of stock  certificates.  With  safekeeping,  you retain the option to receive  cash dividends or reinvest your dividends.

     To deposit other Home Properties shares in the Plan's safekeeping  service, you may deposit your  certificates for those shares free of charge with the Plan
Administrator.  The Plan Administrator will provide mail loss insurance coverage for certificates with a value not exceeding $100,000 in any one shipping package that you mail to its  address at  Newport  Office  Center  VII,  480  Washington
Boulevard,  Jersey  City,  NJ  07310  by USPS  registered  mail or by  overnight courier.

     Note:  Mail loss insurance  covers only the  replacement of shares of stock and in no way protects any loss resulting from fluctuations in the value of such shares.

     Contact the Plan  Administrator  for  additional  information  about direct registration  of shares under the Plan,  safekeeping of stock  certificates  and accounts held through brokers.

Obtaining Stock Certificates

     You can withdraw shares in certificate  form from your Plan account without charge  by  notifying  the Plan  Administrator.  The Plan  Administrator  issues certificates in the name registered on the account, unless you instruct the Plan
Administrator to issue them in another person's name or deliver a stock power to the Plan Administrator  with your instructions.  In order for certificates to be issued to another person, the signature on the stock power must be guaranteed by a  financial  institution.  This  ensures  that the  individual  signing a stock certificate  or stock power is in fact the  registered  owner named on the stock certificate  or stock power.  Contact  your bank or broker for more  information regarding this guarantee.

     The Plan Administrator  issues certificates for whole shares only. The Plan
Administrator mails a check for the value of the fractional shares to you.

Selling Shares in Your Plan Account

     Sale  requests  will be processed  and your shares will,  subject to market conditions  and other  factors,  generally be sold within 24 hours of receipt of your request. Mellon Investor Services cannot accept instructions to sell shares on a  specific  day or at a  specific  price.  The price  per share  will be the average price per share of all Home Properties shares sold during such period by our transfer agent for Plan participants and holders of book-entry  shares.  You receive  the  proceeds  of the  sale  less a flat  service  fee of $15  plus  an additional 12 cents per share. This fee is set by the Plan  Administrator and is subject to change.  To authorize the sale of shares through our transfer  agent, you may either:

     o    Log on to your account at www.melloninvestor.com/ISD,

     o    Mail written instructions to Mellon Investor Services, or

     o    Call Mellon Investor Services at 888-245-0458, toll free.

     Alternatively,  you may choose to sell your shares through a stockbroker of your choice, in which case you would have to request that the Plan Administrator electronically transfer your shares to your stockbroker.  You may also request a certificate  for your shares from the Plan  Administrator  for  delivery to your stockbroker prior to settlement of such sale.

Closing Your Plan Account

     You may stop participating in the Plan at any time on-line through Investor
ServiceDirect,  by notifying the Plan  Administrator in writing or by completing and returning the transaction stub of your most recent Plan account statement.

     To stop automatic  optional cash payments that are withdrawn from your bank account,  contact  the Plan  Administrator  at least  one week  before  the last business day of the month.

     When you close your account, you may receive:

     o    certificates  for full shares in your  account and cash for  remaining fractional shares,

     o    certificates  for any  portion of full  shares and cash for  remaining full and fractional shares, or

     o    cash for all full and fractional shares.

     Please note that all cash sale  proceeds are less the service fee described above.

Changes/Termination of the Plan

     Home Properties  reserves the right to amend or discontinue the Plan at any time. The Plan  Administrator  will send you written  notice of any  significant changes to the Plan.

     If we discontinue the Plan, the Plan  Administrator  will return any unused optional cash payments in your account.

Suspension/Termination of Your Participation

     Home Properties also reserves the right to deny,  suspend or terminate your participation in the Plan if, in our sole discretion,  we determine that you use the Plan in a manner  inconsistent with its intended purpose,  such as excessive activity  through  multiple  accounts.  If we  exercise  this  right,  the  Plan
Administrator  will notify you in writing and  continue to safekeep  your shares but will not accept  optional cash payments from you or reinvest your dividends.
The Plan  Administrator  can issue a certificate  to you or transfer your shares electronically only upon your written request.

Voting of Shares

     For each shareholder  meeting, you will receive proxy materials and a proxy card  representing  shares  you own in  certificate  form  and/or  for whole and fractional  shares owned in your Plan account.  The proxy allows you to indicate how you want  your  shares  to be  voted.  Your  shares  are  voted  only as you indicate.  However,  you must sign your  proxy card or your  shares  will not be voted.  You may wait to vote or revote your shares in person at the  shareholder meeting.

Handling of Stock Splits, Stock Dividends and Other Distributions

     If Home  Properties  declares  a stock  split or stock  dividend,  the Plan
Administrator  will  credit your Plan  account  with the  appropriate  number of shares on the payment date.

     In the  event  of a stock  subscription  or other  offering  of  rights  to shareholders, you will be entitled to these rights based on the number of shares in your account on the record date for these transactions.

Income Tax Information

Relating to Dividends and Trading Fees

     A portion of your dividends,  whether or not your dividends are reinvested, is considered  taxable  income in the year you receive it, and a portion of your dividends is considered return of capital.  You will receive an annual statement from the Plan  Administrator  indicating  the amount of  dividends  reported  as taxable dividend income to the IRS on Form 1099.

Relating to Transfer of Shares

     You do not realize a gain or loss for U.S. federal income tax purposes when you  transfer  shares into the Plan or when you  withdraw  whole shares from the
Plan.  You  realize  a gain or loss  when  you  sell  shares  held in the  Plan, including cash received for fractional  shares.  You are required to report this gain or loss on your federal income tax return.

Withholding Taxes

     If you are a non-resident alien or a non-U.S. corporation,  partnership, or other entity,  you are subject to a withholding tax on dividends  earned on your
Plan shares. The Plan Administrator will withhold the required amount determined according  to  U.S.  Treasury  regulations.  This  withholding  amount  will  be reflected in your Plan account.

Governing Law

     Maryland law governs the terms and  conditions of the Plan,  the Enrollment
Form, the account statements, and other documents relating to the Plan.

                              PLAN OF DISTRIBUTION

     Under the Plan, our common stock is either purchased directly from us or is purchased by the Plan Administrator in open trading.  Home Properties designates the source of the shares but cannot change the source more than once every three months and only if required by law or other valid reason.

     Persons who acquire  shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions,  under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities  Exchange Act of
1934,  and may be  considered  to be  underwriters  within  the  meaning  of the
Securities  Act of 1933.  We will not  extend to any such  person  any rights or privileges  other  than  those to which  he,  she or it would be  entitled  as a participant, nor will we enter into any agreement with any such person regarding the resale or  distribution by any such person of the shares of our common stock so  purchased.  We may,  however,  accept  optional  cash  payments  and initial investments made pursuant to requests for waiver by such persons.

     From time to time, financial intermediaries, including brokers and dealers, and other  persons may engage in  positioning  transactions  in order to benefit from any discounts  applicable to optional cash payments and initial investments made under the Plan. Those  transactions  may cause  fluctuations in the trading volume of our common stock. Financial  intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters.  We have no arrangements or understandings,  formal or informal, with any person relating to the sale of shares of our common stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate  practices that are inconsistent with the purposes of the Plan.

                              AVAILABLE INFORMATION

     We must comply with the Securities  and Exchange Act of 1934.  Accordingly, we file  annual,  quarterly  and special  reports,  proxy  statements  and other information with the SEC. You may read and copy any reports, proxy statements or other  information  we file at the SEC's public  reference room at 100 F Street,
NE,  Washington,  D.C. 20549.  You can request copies of these  documents,  upon payment of a  duplicating  fee,  by writing to the SEC.  Please  call the SEC at
1-800-SEC-0330  for further  information on its public  reference  room. You may also access our SEC filings at the SEC's internet address  (www.sec.gov) or Home
Properties'  internet  address  (www.homeproperties.com).  You can  also  review copies of our SEC filings at the offices of the New York Stock  Exchange,  Inc.,
20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Prospectus is part of a registration  statement that we filed with the
SEC to register the shares offered under the Plan. It does not repeat  important information that you can find in our registration  statement,  reports and other documents  that we file  with the SEC.  The SEC  allows  us to  "incorporate  by reference" into this  prospectus the information we file with them,  which means that we can disclose  important  information  to you by  referring  you to those documents. We incorporate by reference the documents listed below:

     o    Annual Report on Form 10-K for the year ended December 31, 2005 (filed
          March 13, 2006).

     o    Quarterly  Report on Form 10-Q for the  quarters  ended March 31, 2006
          (filed May 8, 2006) and June 30, 2006 (filed August 8, 2006).

     o    Current  Reports on Form 8-K filed  January 6, 2006,  March 27,  2006,
          April 13, 2006, May 10, 2006, June 30, 2006 and September 19, 2006.

     o    Home  Properties  definitive  proxy statement with regards to the 2006
          Annual Meeting of Stockholders filed on March 29, 2006.

     o    The  description  of the  common  stock set forth in Home  Properties'
          Registration  Statement  on  Form  8-A,  dated  June 8,  1994  and the information  incorporated  by reference set forth in the  Registration
          Statement  on Form S-11 (No.  33-78862),  as amended,  or a Prospectus subsequently filed under the heading "Description of Capital Stock."

     We also  incorporate by reference the  information  in all other  documents that we file with the SEC under  Sections  13(a),  13(c),  14,  and 15(d) of the
Exchange  Act of  1934  after  the  date  of this  prospectus.  The  information contained in any such document will be considered  part of this  prospectus from the date the document is filed.

     If you  would  like to  receive  a copy  of any  document  incorporated  by reference into this prospectus,  you may request a copy of these filings,  at no cost, by writing or telephoning us at: Home Properties,  Inc., Attention: Ann M.
McCormick,  Secretary,  850 Clinton Square, Rochester, New York 14604; telephone number (585) 546-4900.

                                     EXPERTS

     The financial  statements,  financial  statement schedules and management's assessment of the  effectiveness  of internal  control over financial  reporting
(which is included in  Management's  Report on Internal  Control over  Financial
Reporting) incorporated in this Prospectus by reference to the Current Report on
Form 8-K dated  September 19, 2006 have been so  incorporated in reliance on the
report  of   PricewaterhouseCoopers   LLP,  an  independent   registered  public
accounting  firm, given on the authority of said firm as experts in auditing and accounting.

     The audited historical financial statements of Peppertree Farm and Cinnamon
Run  included  in Home  Properties  Inc.'s  Current  Report  on Form  8-K  dated
April 13,  2006  have  been  so  incorporated  in  reliance  on  the  report  of
PricewaterhouseCoopers  LLP, an independent  registered  public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     The validity of the securities  offered hereby will be passed upon by Nixon
Peabody LLP,  Rochester,  New York.  Certain  partners of Nixon  Peabody LLP own shares of common stock equal to less than 1% of the equity of Home Properties on a fully diluted basis.

              Dividend Reinvestment and Direct Stock Purchase Plan

Plan Administrator:                       NYSE Ticker Symbol: HME
Mellon Bank, N.A.
P.O. Box 3338                             Company Internet:   www.homeproperties.com
South Hackensack, New Jersey 07606-1938   Address:            Home Properties, Inc.
Phone:   888-245-0458                                         850 Clinton Square
e-mail:  www.melloninvestor.com                               Rochester, New York 14604

Important Plan Dates:
---------------------

Dividends Paid and Reinvested              Quarterly in February, May, August
                                                and November

Optional Cash Purchase Investment Date     At least once every five (5) business
                                                days of each month

Optional Cash Payment Due Date             No later than one (1) business day
                                                preceding each Optional Cash
                                                Purchase Investment Date

Automatic Bank Account Withdrawal          The first day of each calendar month

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The  following  table is an itemized  listing of  estimated  expenses to be incurred by Home Properties in connection with the registration and distribution of the shares of common stock being registered hereby:

SEC Registration Fee......................    $18,466
NYSE Listing Fee..........................     14,400
Legal Fees and Expenses...................      1,500*
Accounting Fees and Expenses..............      6,000*
Miscellaneous.............................      2,000*
                                              -------
Total.....................................    $42,366

*Estimate

Item 15.  Indemnification of Directors and Officers

     Our officers and directors are and will be indemnified  under Maryland law,
our  Articles  of  Incorporation  and  the  Partnership   Agreement  ("Operating
Partnership Agreement") of Home Properties, L.P., a New York limited partnership of which we are the general partner,  against certain liabilities.  The Articles of  Incorporation  require us to  indemnify  our  directors  and officers to the fullest extent  permitted from time to time by the laws of Maryland.  The Bylaws contain  provisions  which  implement  the  indemnification  provisions  of  the
Articles of Incorporation.

     The Maryland  General  Corporation  Law ("MGCL")  permits a corporation  to
indemnify  its  directors  and  officers,   among  others,   against  judgments,
penalties,  fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the  proceeding  and was  committed in bad faith or was the result of active and deliberate dishonesty,  or the director or officer actually received an improper personal benefit in money,  property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  No amendment of our Articles of  Incorporation  shall limit or eliminate the right to indemnification provided with respect to acts or omissions  occurring prior to such amendment or repeal.  Maryland law permits us to  provide  indemnification  to an officer  to the same  extent as a  director, although additional  indemnification may be provided if such officer is not also a director.

     The MGCL permits the articles of incorporation of a Maryland corporation to include a provision  limiting the liability of its directors and officers to the corporation  and its  stockholders  for  money  damages,  subject  to  specified restrictions.  The MGCL does not however,  permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that
(1) it is proved that the person actually received an improper benefit or profit in money,  property  or  services  (to the  extent  such  benefit  or profit was received) or (2) a judgment or other final  adjudication  adverse to such person is entered in a  proceeding  based on a finding  that the  person's  action,  or failure  to act,  was the  result of active and  deliberate  dishonesty  and was material to the cause of action  adjudicated in the proceeding.  Our Articles of
Incorporation  contain a provision consistent with the MGCL. No amendment of the
Articles of  Incorporation  shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

     The Operating Partnership Agreement also provides for indemnification of us and our officers and directors to the same extent indemnification is provided to officers and directors of Home Properties in its Articles of Incorporation,  and
limits the  liability  of us and our officers  and  directors  to the  Operating
Partnership  and its  partners to the same  extent  liability  of  officers  and directors of Home Properties to Home Properties and its  stockholders is limited under our Articles of Incorporation.

     We have entered into indemnification  agreements with each of our directors and certain of our officers. The indemnification agreements require, among other things, that we indemnify our directors and those officers to the fullest extent permitted  by law,  and  advance  to the  directors  and  officers  all  related expenses,  subject  to  reimbursement  if it  is  subsequently  determined  that indemnification  is not  permitted.  We also  must  indemnify  and  advance  all expenses  incurred by  directors  and officers  seeking to enforce  their rights under the indemnification agreements, and cover directors and officers under our
directors'   and   officers'   liability   insurance.   Although   the  form  of
indemnification  agreement  offers  substantially  the same  scope  of  coverage afforded by provisions in the Articles of  Incorporation  and the Bylaws and the
Operating  Partnership  Agreement  of the  Operating  Partnership,  it  provides greater  assurance  to  directors  and  officers  that  indemnification  will be available,  because,  as a contract,  it cannot be modified  unilaterally in the future by the Board of Directors or by the  stockholders to eliminate the rights it provides. We have purchased insurance under a policy that insures both us and our officers and  directors  against  exposure and  liability  normally  insured against under such policies,  including  exposure on the  indemnities  described above.

Item 16.  Exhibits

5.1  Opinion of Nixon Peabody LLP as to legality of Common Stock*

23.1 Consent of Nixon Peabody LLP (included as part of Exhibits 5.1)

23.2 Consent of PricewaterhouseCoopers LLP*

24   Power of Attorney (included on signature page)

* Included with this filing.

Item 17.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may  be  permitted  to  directors,  officers  and  controlling  persons  of  the
Registrant pursuant to the foregoing  provisions,  or otherwise,  the Registrant has been advised that in the opinion of the Securities  and Exchange  Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as  expressed  in the  Securities  Act and will be  governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     1.   To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any  prospectus  required by  Section 10(a)(3)  of the
               Securities Act of 1933;

          (ii) To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  registration  statement (or the most recent post-effective  amendment thereof) which,  individually or
               in  the  aggregate,   represent  a  fundamental   change  in  the
               information   set   forth   in   the   registration    statement.
               Notwithstanding the foregoing, any increase or decrease in volume of  securities  offered (if the total dollar value of  securities offered  would not  exceed  that  which was  registered)  and any deviation  from  the low or  high  end of the  estimated  maximum offering  range may be reflected in the form of prospectus  filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the  changes  in volume  and price  represent  no more than a 20%
               change in the maximum  aggregate  offering price set forth in the
               "Calculation  of   Registration   Fee"  table  in  the  effective
               registration statement;

          (iii) To include any material  information with respect to the plan of
               distribution   not  previously   disclosed  in  the  registration
               statement  or any  material  change  to such  information  in the registration statement;

          provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective  amendment by those paragraphs is contained in reports filed with or furnished to the  Commission  by the  Registrant  pursuant to Section 13 or Section
          15(d) of the Securities  Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus  filed  pursuant  to  Rule  424(b)  that  is  part  of this
          Registration Statement.

     2.   That,  for  the  purpose  of  determining   any  liability  under  the
          Securities Act of 1933,  each such  post-effective  amendment shall be deemed to be a new registration  statement  relating to the securities offered  therein,  and the  offering of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

     3.   To remove from registration by means of a post-effective amendment any of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

     4.   That,  for the purpose of determining  liability  under the Securities
          Act of 1933 to any purchaser:

          (A)  Each  prospectus  filed  by  the  registrant   pursuant  to  Rule
               424(b)(3)  shall  be  deemed  to  be  part  of  the  registration statement as of the date the filed  prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus  required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7) as part of a registration statement in reliance on Rule  430B  relating  to an  offering  made  pursuant  to Rule
               415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the information  required by  Section 10(a)  of the Securities Act of
               1933  shall  be  deemed  to  be  part  of  and  included  in  the registration statement as of the earlier of the date such form of prospectus is first used after  effectiveness  or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such  date  shall be  deemed  to be a new  effective  date of the
               registration   statement   relating  to  the  securities  in  the
               registration  statement to which that prospectus relates, and the offering  of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.  Provided,  however, that no statement made in a registration  statement or prospectus that is  part of the  registration  statement  or  made in a  document
               incorporated  or  deemed   incorporated  by  reference  into  the
               registration   statement  or  prospectus  that  is  part  of  the
               registration  statement  will,  as to a purchaser  with a time of contract  of sale  prior to such  effective  date,  supersede  or modify any statement that was made in the registration  statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     5.   That, for the purpose of determining  liability of a Registrant  under
          the   Securities   Act  of  1933  to  any  purchaser  in  the  initial
          distribution of the securities,  the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant
          pursuant   to  this   Registration   Statement,   regardless   of  the
          underwriting  method used to sell the securities to the purchaser,  if the  securities  are offered or sold to such purchaser by means of any of the following communications,  the undersigned Registrant will be a seller to the  purchaser  and will be considered to offer or sell such securities to such purchaser:

          (i)  Any  preliminary  prospectus  or  prospectus  of the  undersigned
               Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus  relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering  containing  material  information  about an undersigned
               Registrant  or its  securities  provided  by or on  behalf of the undersigned Registrant; and

          (iv) Any other  communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     That, for purposes of determining any liability under the Securities Act of
1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee  benefit plan's annual report  pursuant to  Section 15(d)  of the
Securities  Exchange Act) that is incorporated by reference in the  registration statement  shall be deemed to be a new  registration  statement  relating to the securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the Registrant certifies  that it has  reasonable  grounds  to  believe  that it meets  all the requirements  for  filing  on Form S-3 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Rochester, New York, on September 20, 2006.

                                           HOME PROPERTIES, INC.

                                           By:       /s/ Edward J. Pettinella
                                                     ------------------------
                                                     Edward J. Pettinella
                                                     President and Chief
                                                     Executive Officer

     KNOW ALL  PERSONS  BY THESE  PRESENTS,  that each  person  whose  signature appears below hereby  severally  constitutes and appoints Edward J.  Pettinella,
David P.  Gardner and Ann M.  McCormick,  and each of them,  his true and lawful attorney-in-fact  and agent, with full power of substitution and  resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments  (including  post-effective  amendments) to the  Registration
Statement,  and to file the same, with all exhibits thereto, and other documents in connection therewith,  with the Securities and Exchange Commission,  granting unto  such  attorney-in-fact  and  agents,  and each of  them,  full  power  and authority  to do and person each and every act and thing  requisite or necessary that he might do in person,  hereby  ratifying and confirming all that each said attorneys-in-fact  and  agents  of any of them or  their  or his  substitute  or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated.

Signature                     Title                          Date
---------                     -----                          ----

/s/ Edward J. Pettinella      Director, President,           September 20, 2006
---------------------------   Chief Executive Officer
Edward J. Pettinella          (Principal Executive Officer)

/s/ David P. Gardner         Executive Vice President,       September 20, 2006
---------------------------  Chief Financial Officer
David P. Gardner             (Principal Financial Officer)

/s/ Robert J. Luken          Senior Vice President,          September 20, 2006
---------------------------  Chief Accounting Officer
Robert J. Luken              (Principal Accounting Officer)

/s/ Norman P. Leenhouts      Director                        September 20, 2006
---------------------------
Norman P. Leenhouts

/s/ Nelson B. Leenhouts      Director                        September 20, 2006
---------------------------
Nelson B. Leenhouts

/s/ William Balderston, III  Director                        September 20, 2006
---------------------------
William Balderston, III

/s/ Josh E. Fidler           Director                        September 20, 2006
---------------------------
Josh E. Fidler

/s/ Alan L. Gosule           Director                        September 20, 2006
---------------------------
Alan L. Gosule

/s/ Leonard F. Helbig, III   Director                        September 20, 2006
---------------------------
Leonard F. Helbig, III

/s/ Roger W. Kober           Director                        September 20, 2006
---------------------------
Roger W. Kober

/s/ Clifford W. Smith, Jr.   Director                        September 20, 2006
---------------------------
Clifford W. Smith, Jr.

/s/ Paul L. Smith            Director                        September 20, 2006
---------------------------
Paul L. Smith

/s/ Thomas S. Summer         Director                        September 20, 2006
---------------------------
Thomas S. Summer

/s/ Amy L. Tait              Director                        September 20, 2006
---------------------------
Amy L. Tait

                                  EXHIBIT INDEX

                              Home Properties, Inc.
                       Registration Statement on Form S-3

Number   Description                                 Location
------   -----------                                 --------

5.1      Opinion of Nixon  Peabody  LLP  regarding   *
             the legality of the Common
             Stock being registered
23.1     Consent of Nixon Peabody LLP                Included with Exhibit 5.1
23.2     Consent of PricewaterhouseCoopers LLP       *
24       Power of Attorney                           Included on signature page

*        Filed herewith.